Exhibit 21.1

List of Subsidiaries of Archaea Energy Inc. as of September 15, 2021

Name	Jurisdiction of Incorporation or Formation
AH MEDORA LFG, LLC	DE
AHJRLLFG, LLC	DE
AHMLFG, LLC	DE
ARCHAEA AD, LLC	DE
ARCHAEA ENERGY II LLC	DE
ARCHAEA ENERGY OPERATING LLC	DE
ARCHAEA EPC, LLC	DE
ARCHAEA HOLDINGS, LLC	DE
ARCHAEA LUTUM, LLC	DE
ARCHAEA OPERATING LLC	DE
ARIA ENERGY LLC	DE
ARIA ENERGY CORP.	DE
ARIA ENERGY EAST LLC	DE
ARIA ENERGY OPERATING LLC	DE
ARIA ENERGY SERVICES LLC	DE
ASSAI ENERGY, LLC	DE
BIG RUN POWER PRODUCERS, LLC	NC
BIOFUELS COYOTE CANYON BIOGAS, LLC	DE
BIOFUELS SAN BERNARDINO BIOGAS, LLC	DE
CANTON RENEWABLES, LLC**	MI
CEFARI RNG OKC, LLC**	DE
CERF SHELBY, LLC**	TN
CLEAN EAGLE RNG, LLC**	DE
EAGLE POINT RNG, LLC**	DE
EIF INNOVATIVE HOLDINGS, LLC	DE
EIF KC LANDFILL GAS HOLDINGS, LLC	DE
EIF KC LANDFILL GAS, LLC	DE
ELEMENT MARKETS RENEWABLE NATURAL GAS, LLC	DE
GCES INTERNATIONAL, LLC	DE
GULF COAST ENVIRONMENTAL SYSTEMS, LLC	TX
INNOVATIVE ENERGY SYSTEMS, LLC	DE
Innovative/Colonie, LLC	DE
Innovative/DANC, LLC	DE
Innovative/Fulton, LLC	DE
LANDFILL ENERGY SYSTEMS FLORIDA LLC	FL
LES DEVELOPMENT LLC	DE
LES MANAGER LLC	DE
LES OPERATIONS SERVICES LLC	DE
LFG Acquisition holdings llc	DE
lfg holdings llc	DE
lutum technology llc*	DE
MAVRIX, LLC**	DE
Model City Energy, LLC	NY
MODERN INNOVATIVE ENERGY, LLC	NY
PEI Power LLC	PA
PEI Power II, LLC	PA
rng moovers, llc***	DE
SENECA ENERGY II, LLC	NY
SOUTH SHELBY RNG, LLC**	DE
SUNSHINE GAS PRODUCERS LLC**	MI
TIMBERLINE ENERGY, LLC	DE
ZIMMERMAN ENERGY LLC	DE

*	Ownership in minority interest
**	50% ownership
***	Less than 50% ownership